 Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY, NOVEMBER 10, 2015

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE THIRD QUARTER 2015

Williamsburg, Virginia – November 10, 2015 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the third quarter ended September 30, 2015. The Company’s results include the following*:

	Three Months ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
	($ in thousands except per share data)		($ in thousands except per share data)
Total Revenue	$33,942	$31,764	$101,783	$93,115
Net income (loss) attributable to the Company	4,201	(215)	6,207	2,735

EBITDA	5,799	6,762	23,795	23,172
Adjusted EBITDA	6,422	6,762	24,418	23,327
Hotel EBITDA	7,963	7,509	27,675	25,271

FFO	2,091	3,332	10,958	12,788
Adjusted FFO	1,824	2,954	11,798	12,258

Net income (loss) per share attributable to the Company	$0.29	$(0.02)	$0.52	$0.27
FFO per share and unit	$0.13	$0.25	$0.76	$0.98
Adjusted FFO per share and unit	$0.11	$0.23	$0.82	$0.94

(*)  Earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, hotel EBITDA, funds from operations (“FFO”), adjusted FFO, FFO per share and unit and adjusted FFO per share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. All references in this release to the “Company”, “Sotherly”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its operating partnership and its subsidiaries and predecessors, unless the context otherwise requires or where otherwise indicated.

HIGHLIGHTS:

•

 RevPAR. Room revenue per available room (“RevPAR”) for the Company’s wholly-owned properties during the third quarter 2015 increased 0.8% over the third quarter 2014 to $90.32 driven by a 3.6% decrease in occupancy and a 4.5% increase in average daily rate (“ADR”).  For the wholly-owned properties not impacted by renovation activity, RevPAR for the third quarter 2015 increased 4.4% over the third quarter 2014 driven by an increase of 1.0% in occupancy and a 3.0% increase in ADR.

•

Common Dividends. As previously reported on October 27, 2015, the Company announced its quarterly dividend (distribution) on its common stock (and units) at $0.08 per share (and unit), payable on January 11, 2016 to stockholders (and unitholders) of record as of December 15, 2015.

•

 Hotel EBITDA. The Company generated hotel EBITDA of approximately $8.0 million during the third quarter 2015, an increase of 6.0% or approximately $0.5 million over the third quarter 2014. For the nine months ended September 30, 2015, hotel EBITDA was approximately $27.7 million, representing an increase of 9.5% over the same period a year ago.

•

Adjusted EBITDA. The Company generated adjusted EBITDA of approximately $6.4 million during the third quarter 2015, a decrease of 5.0% or approximately $0.3 million less than the third quarter 2014.  For the nine months ended September 30, 2015, adjusted EBITDA was approximately $24.4 million, representing an increase of 4.7% over the same period a year ago.

•

Adjusted FFO. The Company generated adjusted FFO of approximately $1.8 million during the third quarter 2015, a decrease of 38.3% or approximately $1.1 million less than the third quarter 2014.  For the nine months ended September 30, 2015, adjusted FFO was approximately $11.8 million, compared to adjusted FFO of approximately $12.3 million for the same period a year ago.

Andrew M. Sims, Chairman and Chief Executive Officer of Sotherly Hotels Inc., commented, “From a transaction perspective the company had a very productive quarter.  We launched our boutique collection at the Georgian Terrace hotel, acquired all remaining interests in our Hollywood hotel, completed the conversion of our Jacksonville hotel to DoubleTree by Hilton, sold the Atlanta outparcel at a considerable profit, set the table for the October conversion of our Laurel hotel to DoubleTree by Hilton, refinanced our Hollywood and Jacksonville hotels, and neared completion of rooms renovations at our Houston property.

We believe this transaction activity will significantly improve future operating results for the company, however, in the quarter our short term earnings were negatively affected.  We had a significant amount of room inventory off line in Houston, Atlanta, Laurel, and Jacksonville.  The timing and seasonality of the Hollywood purchase created negative results.  The refinancings required us to write off unamortized loan costs from the retired mortgages.

We believe the company will benefit greatly from all the hard work completed in the third quarter.  The best way to describe the third quarter is we experienced some growing pains.  We look forward to reporting greatly improved operating results in the fourth quarter and thereafter.”

Subsequent Events

On October 20, 2015, the Company secured $2.0 million additional proceeds on its mortgage loan on the DoubleTree by Hilton Jacksonville Riverfront property as part of an earn-out pursuant to the terms of the previously disclosed loan agreement.

Balance Sheet/Liquidity

At September 30, 2015, the Company had approximately $21.8 million of available cash and cash equivalents, of which approximately $6.3 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had approximately $321.7 million in outstanding debt at a weighted average interest rate of approximately 5.24%.

On September 28, 2015, the Company obtained a $60.0 million secured mortgage with Bank of America, N.A. collateralized by a first mortgage on the Crowne Plaza Hollywood Beach Resort.  The mortgage carries a 10-year term, bears interest at a rate of 4.913% and provides for level payments of principal and interest on a monthly basis under a 30-year amortization schedule.  The loan may not be prepaid until 120 days prior to the maturity date, which is October 1, 2025.  The Company used the proceeds of the mortgage to repay the existing indebtedness, to pay closing costs and for general corporate purposes.

On September 2, 2015, the Company closed on the sale of a 0.3 acre parcel of excess land adjacent to its Atlanta, Georgia hotel for $2.2 million.  The parcel was included in the acquisition of the Georgian Terrace in March 2014.  The Company used the proceeds of the sale for general corporate purposes.

Portfolio Update

At the DoubleTree by Hilton Jacksonville Riverfront, an estimated $7.2 million renovation and product improvement plan is substantially complete. As of September 30, 2015, the Company had incurred costs totaling approximately $6.9 million.

At the Company’s Crowne Plaza hotel in Houston, Texas, renovations of the guestrooms and public spaces totaling an estimated $4.9 million are underway. As of September 30, 2015, the Company had incurred costs totaling approximately $3.3 million toward this renovation.  Renovations are expected to be completed in March 2016. We expect to convert the hotel to independent status as The Whitehall Hotel, as a member of Preferred Hotels & Resorts.

At the Company’s hotel in Atlanta, Georgia, an estimated $6.8 million guestroom renovation is underway. As of September 30, 2015, the Company had incurred costs totaling approximately $4.8 million toward this renovation. Renovations are expected to be completed in

April 2016.  On September 24, 2015, the hotel became The Georgian Terrace by Sotherly Hotels, the first signature property of our premier boutique collection.

At the DoubleTree by Hilton Laurel hotel in Laurel, Maryland, an estimated $4.7 million renovation and product improvement plan is substantially complete. As of September 30, 2015, the Company had incurred costs totaling approximately $3.9 million toward this renovation. The remaining renovation activity is expected to be completed in December 2015.

2015 Outlook

The Company is updating its prior guidance for 2015, accounting for current and expected performance within its portfolio taking into account the impact of significant repositioning of the Company’s assets in Laurel, Maryland and Jacksonville, Florida, continued deterioration within the Houston, Texas market, and revisions of estimated real estate tax liabilities, particularly at our properties in Savannah, Georgia and Atlanta, Georgia, based on the progress of our appeals in those jurisdictions. The guidance is predicated on estimates of occupancy and ADR that are consistent with the most recent 2015 calendar year forecasts by Smith Travel Research for the market segments in which the Company operates.

The table below reflects the Company’s projections, within a range, of various financial measures for 2015, as compared to its prior guidance for 2015:

	Prior 2015 Guidance		Revised 2015 Guidance
	Low Range	High Range	Low Range	High Range
	($ in thousands except per share data)		($ in thousands except per share data)
Total revenue	$137,735	$142,650	$136,423	$139,145
Net income	4,212	5,515	8,141	8,734

EBITDA	33,954	35,004	32,591	33,188
Hotel EBITDA	38,737	39,637	37,125	37,618

FFO	16,417	17,472	15,011	15,604
Adjusted FFO	16,852	17,907	15,412	16,005

Net income per share attributable to the Company	$0.21	$0.28	$0.55	$0.59
FFO per share and unit	$1.10	$1.17	$1.01	$1.05
Adjusted FFO per share and unit	$1.13	$1.20	$1.04	$1.08

Earnings Call/Webcast

The Company will conduct its third quarter 2015 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Tuesday, November 10, 2015. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 888-339-0107 (United States) or 855-669-9657 (Canada) or +1 412-902-4188 (International). To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on November 10, 2015 through September 30, 2016. To access the rebroadcast, dial 877-344-7529 and enter conference number 10072434. A replay of the call also will be available on the Internet at www.sotherlyhotels.com until September 30, 2016.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Currently, the Company’s portfolio consists of investments in twelve hotel properties, comprising 3,011 rooms. All of the Company’s properties, except for the Georgian Terrace, operate under the Hilton, Crowne Plaza, DoubleTree, and Sheraton brands. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information please visit www.sotherlyhotels.com.

Contact at the Company:

Scott Kucinski

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

410 West Francis Street

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs; the magnitude and sustainability of the economic recovery in the hospitality industry and in the markets in which the Company operates; the availability and terms of financing and capital and the general volatility of the securities markets; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness or modify such debt agreements; management and performance of the Company’s hotels; risks associated with remediating and maintaining our system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Investment in hotel properties, net	$354,933,161	$260,192,153
Investment in joint venture	-	1,982,107
Cash and cash equivalents	15,470,385	16,634,499
Restricted cash	6,340,463	6,621,864
Accounts receivable, net	4,749,336	1,908,762
Accounts receivable-affiliate	287,328	197,674
Prepaid expenses, inventory and other assets	4,893,091	3,334,401
Deferred income taxes	4,027,172	3,543,295
Deferred financing costs, net	4,493,319	5,405,288
TOTAL ASSETS	$395,194,255	$299,820,043
LIABILITIES
Mortgage loans	$268,847,360	$205,291,657
Unsecured notes	52,900,000	52,900,000
Accounts payable and accrued expenses	14,591,111	12,044,886
Advance deposits	2,222,728	1,220,729
Dividends and distributions payable	1,335,323	852,914
TOTAL LIABILITIES	$339,896,522	$272,310,186
Commitments and contingencies	—	—
EQUITY
Sotherly Hotels Inc. stockholders’ equity
Preferred stock, par value $0.01, 972,350 shares authorized, 0 shares issued and outstanding	—	—
Common stock, par value $0.01, 49,000,000 shares authorized, 14,490,714 shares and 10,570,932 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	144,907	105,709
Additional paid in capital	82,766,931	58,659,799
Distributions in excess of retained earnings	(31,881,079)	(35,388,313)
Total Sotherly Hotels Inc. stockholders’ equity	51,030,759	23,377,195
Noncontrolling interest	4,266,974	4,132,662
TOTAL EQUITY	55,297,733	27,509,857
TOTAL LIABILITIES AND OWNERS' EQUITY	$395,194,255	$299,820,043

SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
REVENUE
Rooms department	$24,132,181	$22,240,896	$71,819,966	$65,110,333
Food and beverage department	7,556,969	7,643,454	23,889,092	22,915,192
Other operating departments	2,252,725	1,880,103	6,073,555	5,089,017
Total revenue	33,941,875	31,764,453	101,782,613	93,114,542
EXPENSES
Hotel operating expenses
Rooms department	6,657,947	6,175,342	18,998,964	17,205,451
Food and beverage department	5,562,404	5,417,434	16,668,025	15,424,254
Other operating departments	491,751	327,942	1,192,917	864,949
Indirect	13,245,062	12,190,045	37,046,275	33,863,830
Total hotel operating expenses	25,957,164	24,110,763	73,906,181	67,358,484
Depreciation and amortization	3,374,209	3,472,760	9,583,506	8,896,057
Corporate general and administrative	2,287,178	1,039,318	5,228,782	3,738,314
Total operating expenses	31,618,551	28,622,841	88,718,469	79,992,855
NET OPERATING INCOME	2,323,324	3,141,612	13,064,144	13,121,687
Other income (expense)
Interest expense	(4,245,679)	(3,994,261)	(11,860,649)	(10,803,127)
Interest income	15,482	6,630	40,890	13,785
Equity income in joint venture	8,173	(156,165)	506,890	248,803
Gain (loss) on early debt extinguishment	171,991	-	(526,092)	-
Unrealized loss on hedging activities	(106,808)	-	(106,808)	-
Gain on change in control	6,560,958	-	6,560,958	-
Gain on involuntary conversion of asset	-	-	32,433	-
Loss on disposal of assets	(207,235)	-	(201,835)	-
Net income (loss) before income taxes	4,520,206	(1,002,184)	7,509,931	2,581,148
Income tax (provision) benefit	513,505	722,170	(3,255)	893,706
Net income (loss)	5,033,711	(280,014)	7,506,675	3,474,854
Less: Net (income) loss attributable to the noncontrolling interest	(832,988)	65,112	(1,299,511)	(740,065)
Net income (loss) attributable to the Company	$4,200,723	$(214,902)	$6,207,164	$2,734,789
Net income (loss) per share attributable to the Company
Basic and diluted	$0.29	$(0.02)	$0.52	$0.27

Weighted average number of shares outstanding
Basic and diluted	14,247,671	10,353,988	11,884,110	10,311,595

SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three and nine months ended September 30, 2015 and 2014, respectively, for the Company’s wholly-owned properties, including the Crowne Plaza Hollywood Beach Resort for the period from August 1, 2015 to September 30, 2015, during each respective reporting period (“actual” portfolio metrics), as well as the ten wholly-owned properties in the portfolio that were under the Company’s control during the three and nine months ended September 30, 2015 and the corresponding period in 2014 (“same-store” portfolio metrics). Accordingly, the same-store data does not reflect the performance of the Georgian Terrace, which was acquired in March 2014, or for the Crowne Plaza Hollywood Beach Resort, which was acquired through a joint venture in August 2007 and in which the Company had a 25.0% indirect interest prior to its acquisition of the remaining 75.0% interest in July 2015.

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Actual Portfolio Metrics
Occupancy %	70.5%	73.1%	71.4%	72.7%
ADR	$128.16	$122.61	$133.20	$126.32
RevPAR	$90.32	$89.60	$95.06	$91.85
Same-Store Portfolio Metrics
Occupancy %	69.7%	72.1%	71.2%	71.9%
ADR	$124.77	$119.48	$130.49	$124.27
RevPAR	$86.93	$86.14	$92.87	$86.57

SOTHERLY HOTELS INC.

SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the three and nine months ended September 30, 2015, 2014 and 2013, respectively, for each of the Company’s wholly-owned properties during each respective reporting period, irrespective of ownership percentage during any period.

Occupancy

	Q3 2015	Q3 2014	Q3 2013
	9 mos 2015	9 mos 2014	9 mos 2013
Crowne Plaza Hampton Marina Hampton, Virginia	68.2%	65.7%	64.4%
	57.1%	53.9%	54.4%
Crowne Plaza Hollywood Beach Resort Hollywood, Florida	81.1%	79.5%	73.7%
	83.5%	84.1%	82.7%
Crowne Plaza Houston Downtown *Ϯ Houston, Texas	62.9%	75.0%	73.6%
	72.4%	77.9%	76.8%
Crowne Plaza Tampa Westshore Tampa, Florida	61.4%	66.8%	55.5%
	73.0%	74.5%	67.6%
DoubleTree by Hilton Jacksonville Riverfront Ϯ Jacksonville, Florida	68.2%	59.9%	51.2%
	69.0%	66.2%	58.7%
DoubleTree by Hilton Laurel Ϯ Laurel, Maryland	46.9%	64.0%	61.3%
	51.3%	63.2%	66.6%
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	80.1%	78.4%	78.1%
	81.5%	80.0%	79.0%
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	75.5%	77.4%	72.5%
	74.9%	75.9%	72.8%
The Georgian Terrace *Ϯ Atlanta, Georgia	71.3%	80.3%	0.0%
	71.3%	81.1%	0.0%
Hilton Savannah DeSoto Savannah, Georgia	75.3%	77.2%	76.3%
	78.5%	77.0%	73.8%
Hilton Wilmington Riverside Wilmington, North Carolina	77.7%	80.7%	82.8%
	72.9%	73.1%	76.0%
Sheraton Louisville Riverside Jeffersonville, Indiana	74.4%	72.5%	76.7%
	71.5%	69.1%	70.2%

*	Includes periods of non-ownership.
†	Property undergoing renovation during the current quarter.

ADR

	Q3 2015	Q3 2014	Q3 2013
	9 mos 2015	9 mos 2014	9 mos 2013
Crowne Plaza Hampton Marina Hampton, Virginia	$97.64	$93.81	$95.98
	$95.09	$94.81	$95.71
Crowne Plaza Hollywood Beach Resort Hollywood, Florida	$122.83	$125.48	$119.54
	$172.89	$161.02	$154.79
Crowne Plaza Houston Downtown *Ϯ Houston, Texas	$136.52	$129.97	$131.91
	$142.19	$139.06	$132.31
Crowne Plaza Tampa Westshore Tampa, Florida	$101.71	$96.64	$94.48
	$112.48	$106.72	$100.16
DoubleTree by Hilton Jacksonville Riverfront Ϯ Jacksonville, Florida	$102.21	$95.47	$93.63
	$105.15	$97.41	$95.82
DoubleTree by Hilton Laurel Ϯ Laurel, Maryland	$90.20	$82.69	$78.67
	$94.09	$89.00	$88.14
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$136.53	$133.32	$128.12
	$136.31	$133.78	$135.66
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$127.63	$119.58	$109.62
	$129.75	$121.19	$110.83
The Georgian Terrace *Ϯ Atlanta, Georgia	$158.41	$143.02	$-
	$156.10	$137.97	$-
Hilton Savannah DeSoto Savannah, Georgia	$147.13	$138.33	$126.35
	$155.11	$146.83	$138.04
Hilton Wilmington Riverside Wilmington, North Carolina	$146.68	$142.00	$144.13
	$140.18	$141.23	$140.04
Sheraton Louisville Riverside Jeffersonville, Indiana	$124.62	$128.78	$112.51
	$169.81	$157.41	$136.69

*	Includes periods of non-ownership.
†	Property undergoing renovation during the current quarter.

RevPAR

	Q3 2015	Q3 2014	Q3 2013
	9 mos 2015	9 mos 2014	9 mos 2013
Crowne Plaza Hampton Marina Hampton, Virginia	$66.61	$61.66	$61.80
	$54.34	$51.11	$52.04
Crowne Plaza Hollywood Beach Resort Hollywood, Florida	$99.73	$99.76	$88.82
	$146.53	$136.96	$130.57
Crowne Plaza Houston Downtown *Ϯ Houston, Texas	$85.89	$97.49	$97.07
	$103.01	$108.27	$102.24
Crowne Plaza Tampa Westshore Tampa, Florida	$62.50	$64.52	$52.48
	$82.10	$79.51	$67.67
DoubleTree by Hilton Jacksonville Riverfront Ϯ Jacksonville, Florida	$69.74	$57.15	$47.93
	$72.53	$64.49	$56.27
DoubleTree by Hilton Laurel Ϯ Laurel, Maryland	$42.31	$52.95	$48.21
	$48.26	$56.21	$58.69
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$109.36	$104.52	$100.03
	$111.09	$106.98	$107.22
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$96.39	$92.55	$79.43
	$97.14	$92.01	$80.68
The Georgian Terrace *Ϯ Atlanta, Georgia	$112.92	$114.81	$-
	$111.27	$111.96	$-
Hilton Savannah DeSoto Savannah, Georgia	$110.73	$106.73	$96.35
	$121.71	$113.10	$101.85
Hilton Wilmington Riverside Wilmington, North Carolina	$113.93	$114.64	$119.33
	$102.24	$103.20	$106.45
Sheraton Louisville Riverside Jeffersonville, Indiana	$92.72	$93.40	$86.26
	$121.35	$108.75	$95.91

*	Includes periods of non-ownership.
†	Property undergoing renovation during the current quarter.

SOTHERLY HOTELS INC.

RECONCILIATION OF NET INCOME (LOSS) TO

FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Hotel EBITDA

(unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net income (loss)	$5,033,711	$(280,014)	$7,506,675	$3,474,854
Depreciation and amortization	3,374,209	3,472,760	9,583,506	8,896,057
Equity in depreciation and amortization of joint venture	37,034	139,675	259,279	417,177
Loss on disposal of assets	207,235	—	201,835	—
Gain on change in control	(6,560,958)	—	(6,560,958)	—
Gain on involuntary conversion of asset	—	—	(32,433)	—
FFO	$2,091,231	$3,332,421	$10,957,904	$12,788,088
Increase in deferred income taxes	(824,973)	(729,937)	(416,169)	(1,037,181)
Acquisition costs	622,973	—	622,973	155,187
Franchise termination fee	—	351,800	—	351,800
Loss on hedging activities	106,808	—	106,808	—
(Gain) loss on early debt extinguishment	(171,991)	—	526,092	—
Adjusted FFO	$1,824,048	$2,954,284	$11,797,608	$12,257,894

Weighted average number of shares outstanding, basic and diluted	14,247,671	10,353,988	11,884,110	10,311,595

Weighted average number of non-controlling units	2,368,218	2,754,127	2,444,783	2,790,391

Weighted average number of shares and units outstanding, basic and diluted	16,615,889	13,108,115	14,328,893	13,101,986

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net income (loss)	$5,033,711	$(280,014)	$7,506,675	$3,474,854
Interest expense	4,245,679	3,994,261	11,860,649	10,803,127
Interest income	(15,482)	(6,630)	(40,890)	(13,785)
Income tax provision (benefit)	(513,505)	(722,170)	3,255	(893,706)
Depreciation and amortization	3,374,209	3,472,760	9,583,506	8,896,057
Equity in interest, depreciation and amortization of joint venture	92,844	304,218	640,187	905,683
(Gain) loss on early debt extinguishment	(171,991)	—	526,092	—
Loss on hedging activities	106,808	—	106,808	—
Loss on disposal of assets	207,235	—	201,835	—
Gain on change in control	(6,560,958)	—	(6,560,958)	—
Gain on involuntary conversion of asset	-	—	(32,433)	—

EBITDA	5,798,550	6,762,425	23,794,726	23,172,230
Acquisition costs	622,973	—	622,973	155,127

Adjusted EBITDA	6,421,523	6,762,425	24,417,699	23,327,357

Corporate general and administrative	1,664,205	1,039,318	4,605,809	3,583,187
Equity in Adjusted EBITDA of joint venture	(101,017)	(148,053)	(1,147,077)	(1,154,486)
Net lease rental income	—	(87,500)	—	(262,500)
Other fee income	(21,913)	(57,260)	(200,976)	(222,829)
Hotel EBITDA	$7,962,798	$7,508,930	$27,675,455	$25,270,729

Non-GAAP Financial Measures

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations (“FFO”), as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company defines hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) equity in the income or loss of equity investees, (4) unrealized gains and losses on derivative instruments not included in other comprehensive income, (5) gains and losses on disposal of assets, (6) realized gains and losses on investments, (7) impairment of long-lived assets or investments, (8) loss on early debt extinguishment, (9) gains or losses on change in control, (10) corporate general and administrative expense; (11) depreciation and amortization; and (12) other operating revenue not related to the Company’s wholly-owned portfolio. We believe this provides a more complete understanding of the operating results over which the Company’s wholly-owned hotels and its operators have direct control. We believe hotel EBITDA provides investors with supplemental information on the on-going operational performance of the Company’s hotels and the effectiveness of third-party management companies operating the Company’s business on a property-level basis. The Company’s calculation of hotel EBITDA may be different from similar measures calculated by other REITs.

Adjusted FFO and Adjusted EBITDA

The Company presents adjusted FFO, including adjusted FFO per share and unit, and adjusted EBITDA, which adjusts for certain additional items including any unrealized gain (loss) on its hedging instruments or warrant derivative, loan impairment losses, losses on early extinguishment of debt, aborted offering costs, costs associated with the departure of executive officers, change in control gains or losses and acquisition transaction costs. The Company excludes these items as it believes it allows for meaningful comparisons between periods and among other REITs and is more indicative of the on-going performance of its business and assets. The Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar measures calculated by other REITs.